Exhibit 99
Wireless Ronin Reports 2008 Fourth Quarter and Full Year Results
Key 2008 fourth quarter highlights include:
•	Generates fourth quarter 2008 revenue of $1.9 million, up 18 percent from $1.6 million in 2007

•	Implements total workforce reductions of 40 percent and reduces other expenses to align costs with sales and committed projects

•	Incurs one-time impairment charges totaling $3.0 million

•	Excluding one-time adjustments, expenses decline by $1.0 million during the quarter
MINNEAPOLIS — February 17, 2009 — Wireless Ronin Technologies, Inc. (NASDAQ: RNIN), a leader in digital signage solutions, today announced its financial results for the 2008 fourth quarter and full year.
Fourth Quarter Results
The company reported revenue of $1.9 million for the fourth quarter of 2008, an 18 percent increase from $1.6 million in the fourth quarter of 2007. The company also reported a fourth quarter 2008 net loss of $6.9 million compared to a net loss of $3.7 million in the year-ago quarterly period, and a basic and diluted loss per share of $0.47 compared to a basic and diluted loss per share of $0.25 last year. The year-over-year increase in the net loss for the 2008 fourth quarter was primarily the result of the impairment of the network equipment held for sale asset of $1.8 million, an impairment charge on intangible assets of $1.3 million and severance cost of $274,000 related to the fourth quarter 2008 workforce reductions. Fourth quarter 2008 results also included costs of approximately $411,000, or $0.03 per basic and diluted share, of non-cash stock compensation expense related to FAS123R compared to approximately $286,000, or $0.02 per basic and diluted share, in 2007.
Adjusted operating loss was $2.8 million or $0.19 per basic and diluted share in the fourth quarter of 2008 compared to an adjusted operating loss of $3.3 million or $0.23 per basic and diluted share in the fourth quarter of 2007. Adjusted operating loss is defined as the GAAP operating loss with the add-back of certain items. Reconciliation to the GAAP operating loss on a quarterly and full year basis is contained in a table following the financial statements accompanying this release.
For the fourth quarter of 2008, gross margin averaged 12 percent, compared to a gross margin of 25 percent in the fourth quarter of 2007. The 2008 gross margin was impacted by a one-time lower of cost or market inventory adjustment of approximately $65,000 and a continued net loss from the company’s Network Operations Center, or NOC. Excluding these costs, adjusted gross margin would have been 25 percent for the fourth quarter of 2008.
The company previously included depreciation and amortization in general and administrative expense. It now shows depreciation and amortization as a separate line on the statement of operations to better reflect the infrastructure investments made to date.
“Our fourth quarter revenue was in line with our expectations, but it’s clear that many companies, including Wireless Ronin, face challenges with regard to the economy. Many businesses are extremely cautious in making capital expenditures and this has created significant headwinds for us,” said Jim Granger, Wireless Ronin Technologies’ president and CEO. “However, we remain confident in our ability to take advantage of the eventual shift to the digital signage marketplace. Wireless Ronin is a recognized leader in this industry and we continue to demonstrate significant value to our current and prospective clients. To better align our internal resources with sales levels and project commitments we took additional steps to reduce costs. One step in this process was to further reduce our headcount. This action has decreased our expense rate and, in the long-term, makes Wireless Ronin a more efficient organization.”
Full Year Results
For the full year 2008, the company reported revenue of $7.4 million, a 23 percent increase from $6.0 million in 2007. The company also reported a full year net loss of $20.7 million compared to a net loss of $10.1 million in 2007, and a basic and diluted loss per share of $1.41 compared to a basic and diluted loss per share of $0.82 last year. The increase in net loss for 2008 was primarily attributable to higher operating expenses to support anticipated growth opportunities, investments in the company’s Network Operations Center for customer testing and program pilots, the impairment of the network equipment held for sale and the impairment charge on intangible assets. The 2008 results also included costs of approximately $1,313,000, or $0.09 per basic and diluted share, of non-cash stock compensation expense related to FAS123R compared to approximately $1,167,000 or $0.09 per basic and diluted share, in 2007.
Adjusted operating loss was $14.6 million or $1.00 per basic and diluted share for the full year 2008 compared to an adjusted operating loss of $8.6 million or $0.70 per basic and diluted share for the full year 2007.

For the full year 2008, gross margin averaged 10.7 percent, compared to a gross margin of 35 percent for 2007. The 2008 gross margin was negatively impacted by the lower of cost or market inventory adjustment and the investments in the company’s NOC. Excluding the lower of cost or market inventory adjustment and the impact of the NOC, adjusted gross margin would have been 21.8 percent for the year.
Other Items
On November 3rd and December 17th, 2008, Wireless Ronin implemented two separate workforce reductions to better match its infrastructure and expenses with sales levels and current client projects. As a result, the company reduced its employee and contractor count by 63, or approximately 40 percent, with reductions spread across the organization. The combined severance charge from the two workforce reductions totaled approximately $274,000 or $0.02 per basic and diluted share in the fourth quarter of 2008. As a result of the two headcount reductions and lower non-employee operating costs, operating expenses, excluding one-time adjustments, declined by approximately $1.0 million in the fourth quarter of 2008 compared to the third quarter of 2008. The company anticipates that quarterly expenses will decline by an additional $1.0 million commencing in the first quarter of 2009 for a total reduction of approximately $2.0 million, as it relates to these actions, or $0.13 per basic and diluted share.
Cash and marketable securities at December 31, 2008 totaled approximately $14.0 million compared to $29.6 million at December 31, 2007. Both totals include $450,000 of restricted cash. The decline in cash and marketable securities reflects the funding of the company’s net loss. “We believe that cash balances in combination with the actions we have taken to reduce our cash requirements have created a platform that is sufficient to fund our business into 2010,” said Brian Anderson, Wireless Ronin Technologies’ vice president, interim chief financial officer and controller.
In the third quarter of 2008, the company re-classified a receivable balance of $1.9 million to network equipment held for sale when NewSight Corporation defaulted on its note payable obligation and Wireless Ronin took ownership of collateral including in-box inventory and an installed digital signage network in 102 Meijer stores. At the time of re-classification, Meijer was seeking a new network owner and the company intended to sell the network to the new owner. Meijer has since abandoned plans to maintain the network. As a result, Wireless Ronin has moved approximately $171,000 of equipment from the in-box collateral base into inventory and taken an impairment loss on the remaining approximately $1.8 million of network equipment held for sale.
During the fourth quarter, Wireless Ronin also took a charge for the impairment of assets related to the 2007 acquisition of McGill Digital Solutions. The company reviews the carrying value of all long-lived assets, including intangible assets with finite lives, for impairment in accordance with Statement of Financial Accounting Standards No. 144 (FAS 144). Under FAS 144, impairment losses are recorded whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. The company tested the intangible assets acquired in the 2007 acquisition for impairment in the fourth quarter of 2008 and determined that the underlying assumptions and economic conditions surrounding the initial valuation of these assets had significantly changed and an impairment loss was recorded for approximately $1.3 million of net book value of these intangible assets.
“It is difficult to predict what impact the current economic slowdown will have on customer demand and project implementations but we are encouraged by our ongoing relationship with our many clients. KFC remains committed to Wireless Ronin and the menu board initiative and our relationship with Thomson Reuters continues to grow as well,” continued Granger. “With our ability to provide a hosted solution while simultaneously giving the customer control of desired features and functions, we believe we will ultimately be successful. Our goal moving forward will be to fulfill our vision by maintaining our position as a recognized leader in the digital signage industry. We strive to continue a steady growth rate year over year, be a great place to work for our employees, and deliver returns to our shareholders by driving more efficient performance, cash flow, and return on invested capital,” concluded Granger.
A conference call to review fourth-quarter and full year results is scheduled for today at 3:30 p.m. (CST). A live webcast of Wireless Ronin’s earnings conference call can be accessed on the Investor section of its corporate website at www.wirelessronin.com. Alternatively, a live broadcast of the call may be heard by dialing (888) 633-9563 inside the United States or Canada, or by calling (706) 679-6372 from international locations. An operator will direct you to the Wireless Ronin conference call. A webcast replay of the call will be archived on Wireless Ronin’s corporate Web site. An archive of the call is also accessible via telephone by dialing (800) 642-1687 domestically and (706) 645-9291 internationally with pass code 81431110. The conference call archive will be available through March 17, 2009.
About Wireless Ronin Technologies, Inc.
Wireless Ronin Technologies (www.wirelessronin.com) is the developer of RoninCast®, a complete software solution designed to address the evolving digital signage marketplace. RoninCast® software provides clients with the ability to manage a digital signage network from one central location and is the only complete, turnkey solution in the digital signage marketplace. The software suite allows for customized distribution with network management, playlist creation and scheduling, and database integration. Wireless Ronin offers an array of services to support RoninCast® software including consulting, creative development, project management, installation, and training. The company’s common stock trades on the NASDAQ Global Market under the symbol “RNIN”.
This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, on May 9, 2008.
Contact:
Investor
Brian Anderson , vice president, interim-CFO and controller
banderson@wirelessronin.com
(952) 564 — 3500
Media
Linda Hofflander, vice president and chief marketing officer
Lhofflander@wirelessronin.com
(952) 564 — 3562
# # #

WIRELESS RONIN TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,293,681	$14,542,280
Marketable securities — available-for-sale	8,300,961	14,657,635
Accounts receivable, net of allowance of $91,758 and $84,685	1,822,627	4,135,402
Income tax receivable	12,275	231,328
Inventories	461,568	539,140
Prepaid expenses and other current assets	265,854	817,511

Total current assets	16,156,966	34,923,296
Property and equipment, net	1,917,832	1,780,390
Intangible assets, net	—	3,174,804
Restricted cash	450,000	450,000
Other assets	34,901	40,217

TOTAL ASSETS	$18,559,699	$40,368,707

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of capital lease obligations	$70,960	$100,023
Accounts payable	1,068,090	1,387,327
Deferred revenue	180,621	1,252,485
Accrued purchase price consideration	—	999,974
Accrued liabilities	1,067,260	869,759

Total current liabilities	2,386,931	4,609,568
Capital lease obligations, less current maturities	—	70,960

TOTAL LIABILITIES	2,386,931	4,680,528

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY

Capital stock, $0.01 par value, 66,666,666 shares authorized
Preferred stock, 16,666,666 shares authorized, no shares issued and outstanding	—	—
Common stock, 50,000,000 shares authorized; 14,849,860 and 14,537,705 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	148,499	145,377
Additional paid-in capital	80,649,804	78,742,311
Accumulated deficit	(64,212,458)	(43,520,098)
Accumulated other comprehensive income (loss)	(413,077)	320,589

Total shareholders’ equity	16,172,768	35,688,179

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$18,559,699	$40,368,707

WIRELESS RONIN TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)	(audited)	(unaudited)	(audited)
Sales
Hardware	$481,390	$348,262	$2,478,936	$3,298,078
Software	141,871	125,905	876,529	597,923
Services and other	1,278,872	1,135,514	4,025,937	2,088,912

Total sales	1,902,133	1,609,681	7,381,402	5,984,913

Cost of sales
Hardware	441,184	287,026	2,192,837	2,286,695
Software	29,246	—	247,075	1,007
Services and other	1,137,777	846,271	4,084,689	1,531,647
Inventory lower of cost or market adjustment	64,688	73,018	64,688	73,018

Total cost of sales (exclusive of depreciation and amortization shown separately below)	1,672,895	1,206,315	6,589,289	3,892,367

Gross profit	229,238	403,366	792,113	2,092,546

Operating expenses:
Sales and marketing expenses	741,861	812,331	3,998,744	2,805,522
Research and development expenses	704,526	370,677	2,541,267	1,197,911
General and administrative expenses	2,340,308	2,827,761	11,257,801	8,048,583
Depreciation and amortization expense	342,180	385,940	1,225,827	651,557
Impairment of network equipment held for sale	1,766,072	—	1,766,072	—
Impairment of intangible assets	1,264,870	—	1,264,870	—
Termination of partnership agreement	50,000	50,000	50,000	703,995

Total operating expenses	7,209,817	4,446,709	22,104,581	13,407,568

Operating loss	(6,980,579)	(4,043,343)	(21,312,468)	(11,315,022)

Other income (expenses):
Interest expense	(3,592)	(7,974)	(22,484)	(40,247)
Interest income	83,851	377,732	647,066	1,277,456
Other	(73)	—	(4,475)	(8,572)

Total other income	80,186	369,758	620,107	1,228,637

Net loss	$(6,900,393)	$(3,673,585)	$(20,692,361)	$(10,086,385)

Basic and diluted loss per common share	$(0.47)	$(0.25)	$(1.41)	$(0.82)

Basic and diluted weighted average shares outstanding	14,768,468	14,534,335	14,664,144	12,314,178

WIRELESS RONIN TECHNOLOGIES, INC.
2008 SUPPLEMENTARY QUARTERLY FINANCIAL DATA
(Unaudited)
Supplementary Data

	2007					2008
Statement of Operations	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Sales	$196,436	$3,054,863	$1,123,933	$1,609,681	$5,984,913	$1,933,514	$1,596,223	$1,949,532	$1,902,133	$7,381,402

Cost of sales	103,263	1,873,024	709,765	1,206,315	3,892,367	1,534,796	1,534,341	1,847,257	1,672,895	6,589,289

Operating expenses	3,284,664	2,430,602	3,245,593	4,446,709	13,407,568	4,860,861	5,179,815	4,854,088	7,209,817	22,104,581

Interest expense	10,881	9,634	11,758	7,974	40,247	7,197	6,560	5,135	3,592	22,484

Other	(151,807)	(278,686)	(460,659)	(377,732)	(1,268,884)	(272,084)	(165,057)	(121,672)	(83,778)	(642,591)

Net loss	$(3,050,565)	$(979,711)	$(2,382,524)	$(3,673,587)	$(10,086,387)	$(4,197,256)	$(4,959,436)	$(4,635,276)	$(6,900,393)	$(20,692,361)

FAS 123R	596,020	136,339	148,544	286,268	1,167,171	395,219	305,911	200,869	410,957	1,312,956
(included in operating expenses)

Weighted average shares	9,832,288	10,446,571	14,369,262	14,534,335	12,314,178	14,544,181	14,577,825	14,764,345	14,768,468	14,664,144

Reconciliation Between GAAP and Adjusted Operating Loss

GAAP operating loss	$(3,191,491)	$(1,248,763)	$(2,831,425)	$(4,043,343)	$(11,315,022)	$(4,462,143)	$(5,117,933)	$(4,751,813)	$(6,980,579)	$(21,312,468)

Adjustments:
Depreciation and amortization	66,366	74,407	124,844	385,940	651,557	250,946	336,715	295,986	342,180	1,225,827
Old building remaining lease obligation write-off	—	—	191,207	—	191,207	—	—	—	55,650	55,650
Termination partnership agreement	653,995	—	—	50,000	703,995	—	—	—	50,000	50,000
Stock-based compensation expense	596,020	136,339	148,544	286,268	1,167,171	395,219	305,911	200,869	410,957	1,312,956
Impairment of network equipment held for sale	—	—	—	—	—	—	—	—	1,766,072	1,766,072
Impairment of intangible assets	—	—	—	—	—	—	—	—	1,264,870	1,264,870
Severance	—	—	—	—	—	120,000	353,000	286,000	274,000	1,033,000

Total operating expense adjustment	1,316,381	210,746	464,595	722,208	2,713,930	766,165	995,626	782,855	4,163,729	6,708,375

Adjusted operating loss	$(1,875,110)	$(1,038,017)	$(2,366,830)	$(3,321,135)	$(8,601,092)	$(3,695,978)	$(4,122,307)	$(3,968,958)	$(2,816,850)	$(14,604,093)

Adjusted operating loss per common share	$(0.19)	$(0.10)	$(0.16)	$(0.23)	$(0.70)	$(0.25)	$(0.28)	$(0.27)	$(0.19)	$(1.00)

Reconciliation Between GAAP and Adjusted Gross Profit Margin

GAAP sales	$196,436	$3,054,863	$1,123,933	$1,609,681	$5,984,913	$1,933,514	$1,596,223	$1,949,532	$1,902,133	$7,381,402
Deferred customer revenue	—	—	89,775	808,291	898,066	—	79,730	—	—	79,730
Network operations center	—	—	(6,510)	(11,630)	(18,140)	(95,664)	(39,036)	(99,019)	(100,435)	(334,154)

Adjusted sales	196,436	3,054,863	1,207,198	2,406,342	6,864,839	1,837,850	1,636,917	1,850,513	1,801,698	7,126,978
GAAP cost of sales	103,263	1,873,024	709,765	1,206,315	3,892,367	1,534,796	1,534,341	1,847,257	1,672,895	6,589,289
Deferred customer costs	—	—	—	476,679	476,679	47,826	50,538	—	—	98,364
Inventory adjustment	—	—	—	(73,018)	(73,018)	—	—	—	(64,688)	(64,688)
Network operations center	—	(33,375)	(74,127)	(98,806)	(206,308)	(190,955)	(281,100)	(317,807)	(257,172)	(1,047,034)

Adjusted cost of sales	103,263	1,839,649	635,638	1,511,170	4,089,720	1,391,667	1,303,779	1,529,450	1,351,035	5,575,931

Adjusted gross profit	$93,173	$1,215,214	$571,560	$895,172	$2,775,119	$446,183	$333,138	$321,063	$450,663	$1,551,047

GAAP gross profit margin	47.4%	38.7%	36.8%	25.1%	35.0%	20.6%	3.9%	5.2%	12.1%	10.7%
Adjusted gross profit margin	47.4%	39.8%	47.3%	37.2%	40.4%	24.3%	20.4%	17.3%	25.0%	21.8%